                                                                     Exhibit 2.1

                                  AGREEMENT AND PLAN OF MERGER

                                           dated as of

                                        October 17, 1997

                                              among

                              COMPUTATIONAL SYSTEMS, INCORPORATED,

                                      EMERSON ELECTRIC CO.

                                               and

                                       EMERSUB LVII, INC.

                                        TABLE OF CONTENTS

                                                                                               PAGE
                                                                                               ----
                                            ARTICLE 1
                                           THE MERGER
SECTION 1.01.  The Merger.......................................................................1
SECTION 1.02.  Conversion of Shares.............................................................2
SECTION 1.03.  Surrender and Payment............................................................2
SECTION 1.04.  Stock Options....................................................................4
SECTION 1.05.  Employee Stock Purchase Plan.....................................................4
SECTION 1.06.  Adjustments......................................................................5
SECTION 1.07.  Fractional Shares................................................................5
SECTION 1.08.  Withholding Rights...............................................................5
SECTION 1.09.  Lost Certificates................................................................5

                                            ARTICLE 2
                                    THE SURVIVING CORPORATION

SECTION 2.01.  Certificate of Incorporation.....................................................6
SECTION 2.02.  Bylaws...........................................................................6
SECTION 2.03.  Directors and Officers...........................................................6

                                            ARTICLE 3
                          REPRESENTATIONS AND WARRANTIES OF THE COMPANY

SECTION 3.01.  Corporate Existence and Power....................................................6
SECTION 3.02.  Corporate Authorization..........................................................7
SECTION 3.03.  Governmental Authorization.......................................................7
SECTION 3.04.  Non-contravention................................................................7
SECTION 3.05.  Capitalization...................................................................8
SECTION 3.06.  Subsidiaries.....................................................................8
SECTION 3.07.  SEC Filings......................................................................9
SECTION 3.08.  Financial Statements............................................................10
SECTION 3.09.  Disclosure Documents............................................................10
SECTION 3.10.  Absence of Certain Changes......................................................11
SECTION 3.11.  No Undisclosed Material Liabilities.............................................12
SECTION 3.12.  Compliance with Laws and Court Orders...........................................13
SECTION 3.13.  Litigation......................................................................13
SECTION 3.14.  Finders' Fees...................................................................13
SECTION 3.15.  Taxes...........................................................................13
SECTION 3.16.  Employee Benefit Plans..........................................................15

                                                                                              PAGE
                                                                                              ----
SECTION 3.17.  Environmental Matters...........................................................16
SECTION 3.18.  Opinion of Financial Advisor....................................................17
SECTION 3.19.  Patents and Other Proprietary Rights............................................17
SECTION 3.20.  Antitakeover Statutes...........................................................18

                                            ARTICLE 4
                            REPRESENTATIONS AND WARRANTIES OF PARENT

SECTION 4.01.  Corporate Existence and Power...................................................19
SECTION 4.02.  Corporate Authorization.........................................................19
SECTION 4.03.  Governmental Authorization......................................................19
SECTION 4.04.  Non-contravention...............................................................20
SECTION 4.05.  Capitalization..................................................................20
SECTION 4.06.  SEC Filings.....................................................................20
SECTION 4.07.  Financial Statements............................................................21
SECTION 4.08.  Disclosure Documents............................................................21
SECTION 4.09.  Absence of a Material Adverse Change............................................22
SECTION 4.10.  No Undisclosed Material Liabilities.............................................22
SECTION 4.11.  Compliance with Laws and Court Orders...........................................22
SECTION 4.12.  Litigation......................................................................23
SECTION 4.13.  Stock Ownership.................................................................23
SECTION 4.14.  Finders' Fees...................................................................23

                                            ARTICLE 5
                                    COVENANTS OF THE COMPANY

SECTION 5.01.  Conduct of the Company..........................................................23
SECTION 5.02.  Stockholder Meeting; Proxy Material.............................................24
SECTION 5.03.  No Solicitation.................................................................24
SECTION 5.04.  Access to Information; Confidentiality..........................................26

                                            ARTICLE 6
                                       COVENANTS OF PARENT

SECTION 6.01.  Obligations of Merger Subsidiary................................................27
SECTION 6.02.  Voting of Shares................................................................27
SECTION 6.03.  Director and Officer Liability..................................................27
SECTION 6.04.  Registration Statement; Form S-8................................................28
SECTION 6.05.  Stock Exchange Listing..........................................................29


                                                                                              PAGE
                                                                                              ----
                                            ARTICLE 7
                               COVENANTS OF PARENT AND THE COMPANY

SECTION 7.01.  Reasonable Best Efforts.........................................................29
SECTION 7.02.  Certain Filings.................................................................29
SECTION 7.03.  Public Announcements............................................................29
SECTION 7.04.  Further Assurances..............................................................29
SECTION 7.05.  Notices of Certain Events.......................................................30
SECTION 7.06.  Tax-free Reorganization.........................................................30
SECTION 7.07.  Rule 145 Affiliates.............................................................30

                                            ARTICLE 8
                                    CONDITIONS TO THE MERGER

SECTION 8.01.  Conditions to the Obligations of Each Party.....................................30
SECTION 8.02.  Conditions to the Obligations of Parent and Merger
         Subsidiary............................................................................31
SECTION 8.03.  Conditions to the Obligations of the Company....................................31

                                            ARTICLE 9
                                           TERMINATION

SECTION 9.01.  Termination.....................................................................32
SECTION 9.02.  Effect of Termination...........................................................33

                                           ARTICLE 10
                                          MISCELLANEOUS

SECTION 10.01.  Notices........................................................................33
SECTION 10.02.  Survival of Representations and Warranties.....................................34
SECTION 10.03.  Amendments; No Waivers.........................................................35
SECTION 10.04.  Expenses.......................................................................35
SECTION 10.05.  Successors and Assigns.........................................................35
SECTION 10.06.  Governing Law..................................................................35
SECTION 10.07.  Jurisdiction...................................................................36
SECTION 10.08.  Waiver of Jury Trial...........................................................36
SECTION 10.09.  Counterparts; Effectiveness....................................................36
SECTION 10.10.  Entire Agreement...............................................................36
SECTION 10.11.  Third Party Beneficiaries......................................................36
SECTION 10.12.  Captions.......................................................................36
SECTION 10.13.  Severability...................................................................37

                                                                                             PAGE
                                                                                             ----
SECTION 10.14.  Specific Performance...........................................................37
SECTION 10.15.  Definitions and Usage..........................................................37

                          AGREEMENT AND PLAN OF MERGER

         AGREEMENT AND PLAN OF MERGER dated as of October 17, 1997 among Computational Systems, Incorporated, a Tennessee corporation (the "COMPANY"), Emerson Electric Co., a Missouri corporation ("PARENT"), and Emersub LVII, Inc., a Delaware corporation and a wholly owned subsidiary of Parent ("MERGER SUBSIDIARY").

         The parties hereto agree as follows:

                                    ARTICLE 1
                                   THE MERGER

         SECTION 1.01. The Merger. (a) Subject to the terms and conditions of this Agreement, at the Effective Time, Merger Subsidiary shall be merged (the "MERGER") with and into the Company in accordance with the Tennessee Business Corporation Act (the "TBCA") and the Delaware General Corporation Law (the "DGCL"), whereupon the separate existence of Merger Subsidiary shall cease, and the Company shall be the surviving corporation (the "SURVIVING CORPORATION").

          (b) As soon as practicable after satisfaction or, to the extent permitted hereunder, waiver of all conditions to the Merger set forth herein the Company and Merger Subsidiary will file articles of merger (the "ARTICLES OF MERGER") with the Tennessee Secretary of State and a certificate of merger (the "CERTIFICATE OF MERGER") with the Delaware Secretary of State and make all other filings or recordings required by the TBCA and the DGCL in connection with the Merger. The Merger shall become effective at such time (the "EFFECTIVE TIME") as the Articles of Merger are duly filed with the Tennessee Secretary of State and the Certificate of Merger is duly filed with the Delaware Secretary of State (or at such later time as may be agreed in writing by the parties hereto and specified in the Articles of Merger and the Certificate of Merger).

          (c) From and after the Effective Time, the Surviving Corporation shall possess all the rights, powers, privileges and franchises and be subject to all of the obligations, liabilities, restrictions and disabilities of the Company and Merger Subsidiary, all as provided under the TBCA. The Merger shall have the effects specified by the TBCA and the DGCL.

         SECTION 1.02. Conversion of Shares. At the Effective Time, by virtue of the Merger and without any action on the part of the holders thereof:

          (a) each share of common stock, no par value per share, of the Company ("COMPANY STOCK") outstanding immediately prior to the Effective Time shall (except as otherwise provided in Section 1.02(b)) be converted into the right to receive (the "MERGER CONSIDERATION") (x) $5.93 in cash and (y) the number of shares of common stock, $.50 par value per share, of Parent ("PARENT STOCK") (rounded to the nearest ten-thousandth of a share) equal to the quotient obtained by dividing (i) $23.72 by (ii) the average of the closing prices of a share of Parent Stock as reported on the New York Stock Exchange (the "NYSE") Composite Tape on each of the last ten trading days ending on the trading day immediately preceding the date of the Effective Time; provided, however, that if and to the extent necessary for the Merger to qualify as a reorganization under
Section 368(a)(2)(E) of the Code, the cash portion of the Merger Consideration (as described in clause (x) above) shall be reduced and the stock portion of the Merger Consideration (as described in clause (y) above) shall be increased;

          (b) each share of Company Stock held by the Company as treasury stock or owned by Parent or any of its subsidiaries immediately prior to the Effective Time shall be canceled, and no payment shall be made with respect thereto; and

          (c) each share of common stock of Merger Subsidiary outstanding immediately prior to the Effective Time shall be converted into and become one share of common stock of the Surviving Corporation with the same rights, powers and privileges as the shares so converted and shall constitute the only outstanding shares of capital stock of the Surviving Corporation.

         SECTION 1.03. Surrender and Payment. (a) Prior to the Effective Time, Parent shall appoint an agent reasonably acceptable to the Company (the "EXCHANGE AGENT") for the purpose of exchanging certificates representing Company Stock (the "CERTIFICATES") for the Merger Consideration. Parent will make available to the Exchange Agent, as needed, the Merger Consideration to be paid in respect of shares of Company Stock. Promptly after the Effective Time, Parent will send, or will cause the Exchange Agent to send, to each holder of shares of Company Stock at the Effective Time (other than the Company or Parent or any of its subsidiaries) a letter of transmittal for use in such exchange (which shall specify that the delivery shall be effected, and risk of loss and title shall pass, only upon proper delivery of the Certificates to the Exchange Agent) and instructions for use in effecting the surrender of the Certificates for payment therefor.

          (b) Each holder of shares of Company Stock that have been converted into the right to receive the Merger Consideration will be entitled to receive, upon surrender to the Exchange Agent of a Certificate, together with a properly completed letter of transmittal, the Merger Consideration in respect of each share of Company Stock represented by such Certificate. Until so surrendered, each such Certificate shall, after the Effective Time, represent for all purposes only the right to receive such Merger Consideration.

          (c) If any portion of the Merger Consideration is to be paid to a person (as defined in Section 10.15) other than the person in whose name the Certificate is registered, it shall be a condition to such payment that the Certificate so surrendered shall be properly endorsed or otherwise be in proper form for transfer and that the person requesting such payment shall pay to the Exchange Agent any transfer or other taxes required as a result of such payment to a person other than the registered holder of such Certificate or establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

          (d) After the Effective Time, there shall be no further registration of transfers of shares of Company Stock. If, after the Effective Time, Certificates are presented to the Surviving Corporation, they shall be canceled and promptly exchanged for the consideration provided for, and in accordance with the procedures set forth, in this Article.

          (e) Any portion of the Merger Consideration made available to the Exchange Agent pursuant to Section 1.03(a) that remains unclaimed by the holders of shares of Company Stock six months after the Effective Time shall be returned to Parent upon demand, and any such holder who has not exchanged shares of Company Stock for the Merger Consideration in accordance with this Section prior to that time shall thereafter look only to Parent for payment of the Merger Consideration in respect of such shares of Company Stock. Notwithstanding the foregoing, Parent shall not be liable to any holder of shares of Company Stock for any amount paid to a public official pursuant to applicable abandoned property laws.

          (f) No dividends, interest or other distributions with respect to securities of Parent constituting part of the Merger Consideration shall be paid to the holder of any unsurrendered Certificates until such Certificates are surrendered as provided in this Section. Upon such surrender, there shall be paid, without interest, to the person in whose name the securities of Parent have been registered, all dividends, interest and other distributions payable in respect of such securities on a date subsequent to, and in respect of a record date after, the Effective Time.

         SECTION 1.04. Stock Options. At the Effective Time, each option to purchase shares of Company Stock outstanding under any employee stock option or compensation plan or arrangement of the Company, whether or not exercisable, and whether or not vested, shall be deemed to constitute an immediately exercisable option to acquire, on substantially the same terms and conditions as were applicable to the original option to which it relates (a "SUBSTITUTE OPTION"), the same number of shares of Parent Stock as the holder of such option would have been entitled to receive pursuant to the Merger had such holder exercised such option in full immediately prior to the Effective Time, at a price per share of Parent Stock computed in compliance with the requirements of Section 424(a) of the Internal Revenue Code of 1986 (the "CODE"); provided, however, that the number of shares of Parent Stock that may be purchased upon exercise of such Parent stock option shall not include any fractional share and, upon exercise of such Parent stock option, a cash payment shall be made for any fractional share based upon the closing price of a share of Parent Stock on the NYSE on the last trading day of the calendar month immediately preceding the date of exercise. Prior to the Effective Time, the Company will use its best efforts to obtain such consents, if any, as may be necessary to give effect to the transactions contemplated by this Section. In addition, prior to the Effective Time, the Company will use its best efforts to make any amendments to the terms of such stock option or compensation plans or arrangements that are necessary to give effect to the transactions contemplated by this Section; provided, however, that the Company shall not be required to make any such amendment if the effect thereof would be to change the treatment of any stock option or stock option plan under the Code; provided, further, that in the event an optionee expressly waives the accelerated vesting or exercisability of an option, whether provided for by this Agreement or otherwise, the Substitute Option shall provide for a vesting and exercisability schedule as if the transactions contemplated by this Agreement had not occurred. Except as contemplated by this Section, the Company will not, after the date hereof, without the written consent of Parent, amend any outstanding options to purchase shares of Company Stock.

         SECTION 1.05. Employee Stock Purchase Plan. As of the Effective Time, the Company's 1995 Employee Stock Purchase Plan shall be terminated. The rights of participants in such Plan with respect to any offering period then underway under such Plan shall be determined by treating the last business day prior to the Effective Time as the last day of such offering period and by making such other pro-rata adjustments as may be necessary to reflect the reduced offering period but otherwise treating such offering period as a fully effective and completed offering period for all purposes of such Plan. Prior to the Effective Time, the Company shall take all actions (including, if appropriate, amending the terms of the Company's Employee Stock Purchase Plan) that are necessary to give effect to the transactions contemplated by this Section.

         SECTION 1.06. Adjustments. If at any time during the period between the date of this Agreement and the Effective Time, any change in the outstanding shares of capital stock of Parent shall occur, including by reason of any reclassification, recapitalization, stock split or combination, exchange or readjustment of shares, or any stock dividend thereon with a record date during such period, the Merger Consideration shall be adjusted appropriately.

         SECTION 1.07. Fractional Shares. No fractional shares of Parent Stock shall be issued in the Merger, but in lieu thereof each holder of shares of Company Stock otherwise entitled to receive as a result of the Merger a fractional share of Parent Stock will be entitled to receive a cash payment representing such holder's proportionate interest in the net proceeds resulting from the sale (after deduction of all expenses resulting from such sale) on the NYSE through one or more of its member firms of the fractional shares of Parent Stock all holders of shares of Company Stock would otherwise be entitled to receive as a result of the Merger.

         SECTION 1.08. Withholding Rights. Each of the Surviving Corporation and Parent shall be entitled to deduct and withhold from the consideration otherwise payable to any person pursuant to this Article such amounts as it is required to deduct and withhold with respect to the making of such payment under any provision of federal, state, local or foreign tax law. To the extent that amounts are so withheld by the Surviving Corporation or Parent, as the case may be, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Company Stock in respect of which such deduction and withholding was made by the Surviving Corporation or Parent, as the case may be.

         SECTION 1.09. Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such person of a bond, in such reasonable amount as the Surviving Corporation may direct, as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration to be paid in respect of the shares of Company Stock represented by such Certificates as contemplated by this Article.

                                    ARTICLE 2
                            THE SURVIVING CORPORATION

         SECTION 2.01. Certificate of Incorporation. At the Effective Time and without any further action on the part of the Company or Merger Subsidiary, the certificate of incorporation of Merger Subsidiary in effect at the Effective Time shall be the certificate of incorporation of the Surviving Corporation until amended in accordance with applicable law, except that Article 1 shall be amended to read "The name of the company is Computational Systems, Incorporated".

         SECTION 2.02. Bylaws. At the Effective Time and without any further action on the part of the Company or Merger Subsidiary, the bylaws of Merger Subsidiary in effect at the Effective Time shall be the bylaws of the Surviving Corporation until amended in accordance with applicable law.

         SECTION 2.03. Directors and Officers. From and after the Effective Time, until successors are duly elected or appointed and qualified in accordance with applicable law, (i) the directors of Merger Subsidiary at the Effective Time shall be the directors of the Surviving Corporation and (ii) the officers of the Company at the Effective Time shall be the officers of the Surviving Corporation.

                                    ARTICLE 3
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company represents and warrants to Parent that, except as disclosed in writing by the Company to Parent prior to the date hereof:

         SECTION 3.01. Corporate Existence and Power. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Tennessee and has all corporate powers and all governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted, except for those licenses, authorizations, permits, consents and approvals the absence of which would not, individually or in the aggregate, have a material adverse effect (as defined in Section 10.15) on the Company. The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where such qualification is necessary, except for those jurisdictions where failure to be so qualified would not, individually or in the aggregate, have a material adverse effect on the Company.

The Company has heretofore delivered to Parent true and complete copies of the certificate of incorporation and bylaws of the Company as currently in effect.

         SECTION 3.02. Corporate Authorization. (a) The execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby and thereby are within the Company's corporate powers and, except for the required approval of the Company's stockholders in connection with the consummation of the Merger, have been duly authorized by all necessary corporate action. The affirmative vote of the holders of a majority of the outstanding shares of Company Stock is the only vote of the holders of any of the Company's capital stock necessary in connection with the consummation of the Merger. No other vote of the holders of the Company's capital stock is necessary in connection with this Agreement or the consummation of the transactions contemplated hereby. This Agreement constitutes a valid and binding agreement of the Company.

          (b) The Company's Board of Directors, at a meeting duly called and held, has (i) determined that this Agreement and the transactions contemplated hereby (including the Merger) are fair to and in the best interests of the Company's stockholders, (ii) approved and adopted this Agreement and the transactions contemplated hereby (including the Merger), and (iii) resolved (subject to Section 5.03(b)) to recommend approval and adoption of this Agreement and the Merger by its stockholders.

         SECTION 3.03. Governmental Authorization. The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby require no action by or in respect of, or filing with, any governmental body, agency, official or authority other than
(a) the filing of the Articles of Merger in accordance with the TBCA, (b) the filing of the Certificate of Merger in accordance with the DGCL, (c) compliance with any applicable requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976 ("HSR ACT"), the Securities Act of 1933 ("1933 ACT"), the Securities Exchange Act of 1934 ("1934 ACT"), foreign or state securities or Blue Sky laws, and (d) any other filings, approvals or authorizations which, if not obtained, would not, individually or in the aggregate, have a material adverse effect on the Company or materially impair the ability of the Company to consummate the transactions contemplated by this Agreement.

         SECTION 3.04. Non-contravention. The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby do not and will not (i) violate the certificate of incorporation or bylaws of the Company, (ii) assuming compliance with the matters referred to in Section 3.03, violate any applicable law, rule, regulation, judgment, injunction, order or decree, (iii) require any consent or other action by any person under, constitute a default under, or give rise to any right of termination, cancellation or acceleration of any right or obligation of the Company or any of its subsidiaries or to a loss of any benefit to which the Company or any of its subsidiaries is entitled under any provision of any agreement or other instrument binding upon the Company or any of its subsidiaries or any license, franchise, permit, certificate, approval or other similar authorization affecting, or relating in any way to, the assets or business of the Company or any of its subsidiaries or (iv) result in the creation or imposition of any Lien on any asset of the Company or any of its subsidiaries except, in the case of clauses (ii), (iii) and (iv), for such matters as would not, individually or in the aggregate, have a material adverse effect on the Company or materially impair the ability of the Company to consummate the transactions contemplated by this Agreement. "LIEN" means, with respect to any property or asset, any mortgage, lien, pledge, charge, security interest, encumbrance or other adverse claim of any kind in respect of such property or asset.

         SECTION 3.05. Capitalization. The authorized capital stock of the Company consists of 50,000,000 shares of Company Stock and 5,000,000 shares of preferred stock, no par value per share. No shares of preferred stock have been issued. As of October 14, 1997, there were outstanding 5,052,173 shares of Company Stock and options to purchase an aggregate of 639,517 shares of Company Stock at an average exercise price of $13.80 per share (of which options to purchase an aggregate of 229,211 shares of Company Stock were exercisable). All outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable. Except as set forth in this Section, except as disclosed in writing by the Company to Parent prior to the date hereof and except for changes since October 14, 1997 resulting from the exercise of employee stock options outstanding on such date, there are no outstanding (i) shares of capital stock or voting securities of the Company,
(ii) securities of the Company convertible into or exchangeable for shares of capital stock or voting securities of the Company or (iii) options or other rights to acquire from the Company or other obligation of the Company to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of the Company. There are no outstanding obligations of the Company or any of its subsidiaries to repurchase, redeem or otherwise acquire any securities referred to in clauses (i), (ii) or
(iii) above.

         SECTION 3.06. Subsidiaries. (a) Each subsidiary (as defined in Section 10.15) of the Company is a corporation or other entity duly incorporated or organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, has all corporate or other powers and all governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted, except for those licenses, authorizations, permits, consents and approvals the absence of which would not, individually or in the aggregate, have a material adverse effect on the Company. Each subsidiary of the Company is duly qualified to do business and is in good standing in each jurisdiction where such qualification is necessary, except for those jurisdictions where failure to be so qualified would not, individually or in the aggregate, have a material adverse effect on the Company. All material subsidiaries of the Company and their respective jurisdictions of incorporation or organization are identified in the Company's annual report on Form 10-K for the fiscal year ended December 31, 1996 ("COMPANY 10-K").

          (b) All of the outstanding capital stock of, or other voting securities or ownership interests in, each subsidiary of the Company is owned by the Company, directly or indirectly, free and clear of any Lien and free of any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other voting securities or ownership interests), other than any restrictions imposed under the 1933 Act. Except as set forth in this Section, there are no outstanding (i) shares of capital stock or other voting securities or ownership interests in any of the Company's subsidiaries, (ii) securities of the Company or any of its subsidiaries convertible into or exchangeable for shares of capital stock or other voting securities or ownership interests in any of the Company's subsidiaries or (iii) options or other rights to acquire from the Company or any of its subsidiaries, or other obligation of the Company or any of its subsidiaries to issue, any capital stock or other voting securities or ownership interests in, or any securities convertible into or exchangeable for any capital stock or other voting securities or ownership interests in, any of the Company's subsidiaries. There are no outstanding obligations of the Company or any of its subsidiaries to repurchase, redeem or otherwise acquire any of the securities referred to in clauses (i), (ii) or (iii) above.

         SECTION 3.07. SEC Filings. (a) The Company has delivered or made available to Parent (i) the Company's annual report on Form 10-K for its fiscal year ended December 31, 1996, (ii) its quarterly reports on Form 10-Q for its fiscal quarters ended after December 31, 1996, (iii) its proxy or information statements relating to meetings of, or actions taken without a meeting by, the stockholders of the Company held since December 31, 1996 and (iv) all of its other reports, statements, schedules and registration statements filed with the Securities and Exchange Commission ("SEC") since December 31, 1996 (the documents referred to in this Section being referred to collectively as the "COMPANY SEC FILINGS") . The Company's quarterly report on Form 10-Q for its fiscal quarter ended June 30, 1997 is referred to herein as the "COMPANY 10-Q".

          (b) As of its filing date, each Company SEC Filing complied as to form in all material respects with the applicable requirements of the 1933 Act and the 1934 Act.

          (c) As of its filing date, each Company SEC Filing filed pursuant to the 1934 Act did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

          (d) Each such registration statement, as amended or supplemented, if applicable, filed pursuant to the 1933 Act did not, as of the date such statement or amendment became effective, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

         SECTION 3.08. Financial Statements. The audited consolidated financial statements and unaudited consolidated interim financial statements of the Company included in the Company SEC Filings fairly present, in conformity with generally accepted accounting principles applied on a consistent basis (except as may be indicated in the notes thereto), the consolidated financial position of the Company and its subsidiaries as of the dates thereof and their consolidated results of operations and cash flows for the periods then ended (subject to normal year-end adjustments and the absence of footnote disclosure in the case of any unaudited interim financial statements). For purposes of this Agreement, "COMPANY BALANCE SHEET" means the consolidated balance sheet of the Company as of June 30, 1997 set forth in the Company 10-Q and "COMPANY BALANCE SHEET DATE" means June 30, 1997.

         SECTION 3.09. Disclosure Documents. (a) The proxy statement/ prospectus of the Company to be filed with the SEC in connection with the Merger (the "COMPANY PROXY STATEMENT") and any amendments or supplements thereto will, when filed, comply as to form in all material respects with the applicable requirements of the 1934 Act. At the time the Company Proxy Statement or any amendment or supplement thereto is first mailed to stockholders of the Company and at the time such stockholders vote on the approval of this Agreement and the Merger, the Company Proxy Statement, as supplemented or amended, if applicable, will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements contained therein, in the light of the circumstances under which they were made, not misleading. The foregoing representations and warranties will not apply to statements included in or omissions from the Company Proxy Statement or any amendment or supplement thereto based upon information furnished to the Company by Parent for use therein.

          (b) None of the information furnished or to be furnished by the Company to Parent for use in (or incorporation by reference in) the Registration Statement (as defined in Section 4.08(a)) or any amendment or supplement thereto will contain, at the time the Registration Statement or any amendment or supplement thereto becomes effective or at the Effective Time, any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements contained therein not misleading.

         SECTION 3.10. Absence of Certain Changes. Since the Company Balance Sheet Date, the business of the Company and its subsidiaries has been conducted in the ordinary course consistent with past practices and there has not been:

          (a) any event, occurrence, development or state of circumstances or facts which would, individually or in the aggregate, have a material adverse effect on the Company;

          (b) any declaration, setting aside or payment of any dividend or other distribution with respect to any shares of capital stock of the Company, or any repurchase, redemption or other acquisition by the Company or any of its subsidiaries of any outstanding shares of capital stock or other securities of, or other ownership interests in, the Company or any of its subsidiaries;

         (c) any amendment of any material term of any outstanding security of the Company or any of its subsidiaries;

          (d) any incurrence, assumption or guarantee by the Company or any of its subsidiaries of any material indebtedness for borrowed money other than in the ordinary course and in amounts and on terms consistent with past practices;

          (e) any creation or other incurrence by the Company or any of its subsidiaries of any Lien on any material asset other than in the ordinary course consistent with past practices;

          (f) any making of any material loan, advance or capital contributions to or investment in any person other than loans, advances or capital contributions to or investments in wholly-owned subsidiaries of the Company made in the ordinary course consistent with past practices;

          (g) any damage, destruction or other casualty loss (whether or not covered by insurance) affecting the business or assets of the Company or any of its subsidiaries which would, individually or in the aggregate, have a material adverse effect on the Company;

          (h) any transaction or commitment made, or any contract or agreement entered into, by the Company or any of its subsidiaries relating to its assets or business (including the acquisition or disposition of any assets) or any relinquishment by the Company or any of its subsidiaries of any contract or other right, in either case, material to the Company and its subsidiaries, taken as a whole, other than transactions and commitments in the ordinary course consistent with past practices and those contemplated by this Agreement;

          (i) any change in any method of accounting, method of tax accounting, or accounting practice by the Company or any of its subsidiaries, except for any such change required by reason of a concurrent change in generally accepted accounting principles or Regulation S-X;

          (j) any (i) grant of any severance or termination pay to any director, officer or employee of the Company or any of its subsidiaries, (ii) increase in benefits payable under any existing severance or termination pay policies or employment agreements, (iii) entering into of any employment, deferred compensation or other similar agreement (or any amendment to any such existing agreement) with any director, officer or employee of the Company or any of its subsidiaries, (iv) establishment, adoption or amendment (except as required by applicable law) of any collective bargaining, bonus, profit sharing, thrift, pension, retirement, deferred compensation, compensation, stock option, restricted stock or other benefit plan or arrangement covering any director, officer or employee of the Company or any of its subsidiaries, or (v) increase in compensation, bonus or other benefits payable to directors, officers or employees other than in the ordinary course consistent with past practices;

          (k) any material labor dispute, other than routine individual grievances, or, to the knowledge of the Company, any activity or proceeding by a labor union or representative thereof to organize any employees of the Company or any of its subsidiaries, which employees were not subject to a collective bargaining agreement at the Company Balance Sheet Date, or any material lockouts, strikes, slowdowns, work stoppages or threats thereof by or with respect to such employees; or

          (l) any tax election, other than those consistent with past practice, not required by law or any settlement or compromise of any tax liability in either case that is material to the Company and its subsidiaries, taken as a whole.

         SECTION 3.11. No Undisclosed Material Liabilities. There are no liabilities of the Company or any of its subsidiaries of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, and there is no existing condition, situation or set of circumstances which could reasonably be expected to result in such a liability, other than:

          (a) liabilities or obligations provided for in the Company Balance Sheet or disclosed in the notes thereto;

          (b) other liabilities or obligations (including, without limitation, liabilities and obligations incurred in the ordinary course of business), which would not, individually or in the aggregate, have a material adverse effect on the Company; and

          (c) liabilities or obligations under this Agreement.

         SECTION 3.12. Compliance with Laws and Court Orders. The Company and each of its subsidiaries is and has been in compliance with, and to the knowledge of the Company, is not under investigation with respect to and has not been threatened to be charged with or given notice of any violation of, any applicable law, rule, regulation, judgment, injunction, order or decree, except for such matters as would not, individually or in the aggregate, have a material adverse effect on the Company.

         SECTION 3.13. Litigation. Except as set forth in the Company SEC Filings prior to the date hereof, there is no action, suit, investigation, audit or proceeding pending against, or to the knowledge of the Company threatened against or affecting, the Company or any of its subsidiaries or any of their respective properties before any court or arbitrator or any governmental body, agency or official which would reasonably be expected to have, individually or in the aggregate, a material adverse effect on the Company.

         SECTION 3.14. Finders' Fees. Except for McDonald & Company, a copy of whose engagement agreement has been provided to Parent, there is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of the Company or any of its subsidiaries who might be entitled to any fee or commission in connection with the transactions contemplated by this Agreement.

         SECTION 3.15. Taxes. Except as set forth in the Company Balance Sheet (including the notes thereto) and except as would not, individually or in the aggregate, have a material adverse effect on the Company, (i) all tax returns, statements, reports and forms (collectively, the "COMPANY RETURNS") required to be filed with any taxing authority by, or with respect to, the Company and its subsidiaries have been filed in accordance with all applicable laws; (ii) as of the time of filing, the Company Returns correctly reflected the facts regarding the income, business, assets, operations, activities and the status of the Company and its subsidiaries; (iii) the Company and its subsidiaries have timely paid all taxes (including withholding tax on payments made by the Company and its subsidiaries) due and payable with respect to all Company Returns which have been filed; (iv) the Company and its subsidiaries have made adequate provision for all taxes payable by the Company and its subsidiaries for which no Company Return has yet been filed; (v) the charges, accruals and reserves for taxes with respect to the Company and its subsidiaries reflected on the Company Balance Sheet are adequate under United States generally accepted accounting principles ("GAAP") to cover the tax liabilities accruing through the date thereof; (vi) there is no action, suit, proceeding, audit or claim now proposed or pending against or with respect to the Company or any of its subsidiaries in respect of any tax; (vii) neither the Company nor any of its subsidiaries has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code; (viii) neither the Company nor any of its subsidiaries has been a member of an affiliated, consolidated, combined or unitary group other than one of which the Company was the common parent; (ix) neither the Company nor any of its subsidiaries has any obligation under any tax sharing agreement, tax allocation agreement, tax indemnification agreement or any other agreement or arrangement pursuant to which the Company or any subsidiary is or might be required to make any payment in respect of any tax of any person (other than the Company or such subsidiary); (x) there are no requests for rulings or determinations in respect of any tax or tax asset pending between the Company or any subsidiary and any taxing authority; (xi) neither the Company nor any subsidiary, nor any other person on behalf of the Company or any subsidiary, has entered into any agreement or consent pursuant to Section 341(f) of the Code;
(xii) neither the Company nor any subsidiary will be required to include any adjustment in taxable income for any post-closing tax period under Section 481(c) of the Code (or any similar provision of the tax laws of any jurisdiction) as a result of a change in method of accounting for a pre-closing tax period or pursuant to the provisions of any agreement entered into with any taxing authority with regard to the tax liability of the Company or any subsidiary for any pre-closing tax period; (xiii) except with respect to Company Returns with a taxable year ended after December 31, 1993, all Company Returns have been examined by the appropriate taxing authority or the period for assessment of the taxes in respect of which such tax returns were required to be filed has expired; (xiv) all deficiencies asserted or assessments made as a result of any examination of any Company Return by any taxing authority have been paid in full; (xv) none of the property owned by the Company or any of its subsidiaries is "tax-exempt use property" within the meaning of Section 168(h) of the Code; and (xvi) there are no Liens for taxes upon the assets of the Company or any of its subsidiaries except Liens for current taxes not yet due.

          For purposes of this Section:

         "POST-CLOSING TAX PERIOD" means any tax period (or portion thereof) beginning after the close of business on the date on which the Effective Time occurs;

         "PRE-CLOSING TAX PERIOD" means any tax period (or portion thereof) ending on or before the close of business on the date on which the Effective Time occurs; and

         "TAX ASSET" means any net operating loss, net capital loss, investment tax credit, foreign tax credit, charitable deduction or any other credit or tax attribute which could reduce taxes (including without limitation deductions and credits related to alternative minimum taxes).

         SECTION 3.16. Employee Benefit Plans. (a) The Company has provided Parent with a list identifying each material "employee benefit plan", as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974 ("ERISA"), each material employment, severance or similar contract, plan, arrangement or policy applicable to any director or officer of the Company and each material plan or arrangement (written or oral) providing for compensation, bonuses, profit-sharing, stock option or other stock related rights or other forms of incentive or deferred compensation, vacation benefits, insurance coverage (including any self-insured arrangements), health or medical benefits, disability benefits, workers' compensation, supplemental unemployment benefits, severance benefits and post-employment or retirement benefits (including compensation, pension, health, medical or life insurance benefits) which is maintained, administered or contributed to by the Company or any of its affiliates (as defined in Section 10.15) and covers any employee or former employee of the Company or any of its affiliates, or under which the Company or any of its affiliates has any liability. Copies of such "employee benefit plans" (and, if applicable, related trust agreements) and all amendments thereto and written interpretations thereof have been furnished to Parent together with the most recent annual report (Form 5500 including, if applicable, Schedule B thereto) prepared in connection with any such plan. Such plans are referred to collectively herein as the "COMPANY EMPLOYEE PLANS".

          (b) Each Company Employee Plan has been maintained in compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations (including but not limited to ERISA and the Code) which are applicable to such Plan, except where failure to so comply would not, individually or in the aggregate, have a material adverse effect on the Company.

          (c) At no time has the Company or any person who was at that time an affiliate of the Company maintained an employee benefit plan subject to Title IV of ERISA.

          (d) Each Company Employee Plan which is intended to be qualified under
Section 401(a) of the Code has been determined by the Internal Revenue Service to be so qualified and, to the best knowledge of the Company, has been so qualified during the period from its adoption to date, and each trust forming a part thereof is exempt from tax pursuant to Section 501(a) of the Code.

          (e) No director or officer or, to the knowledge of the Company, other employee of the Company or any of its subsidiaries will become entitled to any retirement, severance or similar benefit or enhanced or accelerated benefit solely as a result of the transactions contemplated hereby. Without limiting the generality of the foregoing, no amount required to be paid or payable to or with respect to any employee of the Company or any of its subsidiaries in connection with the transactions contemplated hereby (either solely as a result thereof or as a result of such transactions in conjunction with any other event) will be an "excess parachute payment" within the meaning of Section 280G of the Code.

          (f) No Company Employee Plan provides post-retirement health and medical, life or other insurance benefits for retired employees of the Company or any of its subsidiaries.

          (g) There has been no amendment to, written interpretation or announcement (whether or not written) by the Company or any of its affiliates relating to, or change in employee participation or coverage under, any Company Employee Plan which would increase materially the expense of maintaining such Company Employee Plan above the level of the expense incurred in respect thereof for the 12 months ended on the Company Balance Sheet Date.

          (h) At no time has the Company or any person that was at that time an affiliate of the Company contributed to or been obligated to contribute to a "multiemployer plan" (as defined in Section 3(37) of ERISA).

         SECTION 3.17. Environmental Matters. (a) Except as set forth in the Company SEC Filings prior to the date hereof and except as would not, individually or in the aggregate, have a material adverse effect on the Company,

          (i) no notice, notification, demand, request for information, citation, summons or order has been received, no complaint has been filed, no penalty has been assessed, and no investigation, action, claim, suit, proceeding or review is pending or, to the knowledge of the Company, is threatened by any governmental entity or other person relating to or arising out of any Environmental Law;

                    (ii) the Company is and has been in compliance with all Environmental Laws and all Environmental Permits; and

                    (iii) there are no liabilities of or relating to the Company or any of its subsidiaries of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, arising under or relating to any Environmental Law and there are no facts, conditions, situations or set of circumstances which could reasonably be expected to result in or be the basis for any such liability.

          (b) Neither the Company nor any of its subsidiaries owns or leases or has owned or leased any real property in New Jersey or Connecticut.

          (c) The following terms shall have the meaning set forth below:

         "COMPANY" and "ITS SUBSIDIARIES" shall, for purposes of this Section, include any entity which is, in whole or in part, a corporate predecessor of the Company or any of its subsidiaries.

         "ENVIRONMENTAL LAWS" means any federal, state, local or foreign law (including, without limitation, common law), treaty, judicial decision, regulation, rule, judgment, order, decree, injunction, permit or governmental restriction or requirement or any agreement with any governmental authority or other third party, relating to human health and safety or the environment or to hazardous substances, wastes or materials.

         "ENVIRONMENTAL PERMITS" means, with respect to any person, all permits, licenses, franchises, certificates, approvals and other similar authorizations of governmental authorities relating to or required by Environmental Laws and affecting, or relating in any way to, the business of such person as currently conducted.

         SECTION 3.18. Opinion of Financial Advisor. The Company's Board of Directors has received the opinion of McDonald & Company, financial advisor to the Company, to the effect that, as of the date of this Agreement, the Merger Consideration is fair to the Company's stockholders from a financial point of view.

         SECTION 3.19. Patents and Other Proprietary Rights. The Company and its subsidiaries have rights to use, whether through ownership, licensing or otherwise, all patents, trademarks, service marks, trade names, copyrights, trade secrets and other proprietary rights and processes of which the Company is aware that are material to its business as now conducted (collectively the "COMPANY INTELLECTUAL PROPERTY RIGHTS"). Except for such matters as would not, individually or in the aggregate, have a material adverse effect on the Company,
(a) the Company and its subsidiaries have not assigned, hypothecated or otherwise encumbered any of the Company Intellectual Property Rights and (b) none of the licenses included in the Company Intellectual Property Rights purports to grant sole or exclusive licenses to another person including, without limitation, sole or exclusive licenses limited to specific fields of use. The patents owned by the Company and its subsidiaries are valid and enforceable and any patent issuing from patent applications of the Company and its subsidiaries will be valid and enforceable, except as such invalidity or unenforceability would not, individually or in the aggregate, have a material adverse effect on the Company. The Company has no knowledge of any infringement by any other person of any of the Company Intellectual Property Rights, and the Company and its subsidiaries have not entered into any agreement to indemnify any other party against any charge of infringement of any of the Company Intellectual Property Rights, except for such matters as would not, individually or in the aggregate, have a material adverse effect on the Company. The Company and its subsidiaries have not and do not violate or infringe any intellectual property right of any other person, and neither the Company nor any of its subsidiaries have received any communication alleging that it violates or infringes the intellectual property right of any other person, except for such matters as would not, individually or in the aggregate, have a material adverse effect on the Company. Except for such matters as would not, individually or in the aggregate, have a material adverse effect on the Company, the Company and its subsidiaries have not been sued for infringing any intellectual property right of another person. None of the Company Intellectual Property Rights or other know-how relating to the business of the Company and its subsidiaries, the value of which to the Company is contingent upon maintenance of the confidentiality thereof, has been disclosed by the Company or any affiliate thereof to any person other than those persons who are bound to hold such information in confidence pursuant to confidentiality agreements or by operation of law.

         SECTION 3.20. Antitakeover Statutes. The Board of Directors of the Company has approved this Agreement and the transactions contemplated hereby, and such approval satisfies the prior approval requirements of the Tennessee Business Combination Act, and neither the Tennessee Control Share Acquisition Act nor any other antitakeover or similar statute or regulation applies or purports to apply to the transactions contemplated hereby or thereby.

                                    ARTICLE 4

                    REPRESENTATIONS AND WARRANTIES OF PARENT

         Parent represents and warrants to the Company that:

          SECTION 4.01. Corporate Existence and Power. Each of Parent and Merger Subsidiary is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and Parent has all corporate powers and all governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted, except for those licenses, authorizations, permits, consents and approvals the absence of which would not, individually or in the aggregate, have a material adverse effect on Parent. Parent is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where such qualification is necessary, except for those jurisdictions where failure to be so qualified would not, individually or in the aggregate, have a material adverse effect on Parent. Parent has heretofore delivered to the Company true and complete copies of the certificate of incorporation and bylaws of Parent and Merger Subsidiary as currently in effect. Since the date of its incorporation, Merger Subsidiary has not engaged in any activities other than in connection with or as contemplated by this Agreement.

          SECTION 4.02. Corporate Authorization. The execution, delivery and performance by Parent and Merger Subsidiary of this Agreement and the consummation by Parent and Merger Subsidiary of the transactions contemplated hereby are within the corporate powers of Parent and Merger Subsidiary and have been duly authorized by all necessary corporate action. This Agreement constitutes a valid and binding agreement of each of Parent and Merger Subsidiary.

          SECTION 4.03. Governmental Authorization. The execution, delivery and performance by Parent and Merger Subsidiary of this Agreement and the consummation by Parent and Merger Subsidiary of the transactions contemplated hereby require no action by or in respect of, or filing with, any governmental body, agency, official or authority other than (a) the filing of the Articles of Merger in accordance with the TBCA, (b) the filing of the Certificate of Merger in accordance with the DGCL, (c) compliance with any applicable requirements of the HSR Act, the 1933 Act, the 1934 Act, foreign or state securities or Blue Sky laws, and (d) any other filings, approvals or authorizations which, if not obtained, would not, individually or in the aggregate, have a material adverse effect on Parent or materially impair the ability of Parent to consummate the transactions contemplated by this Agreement.

         SECTION 4.04. Non-contravention. The execution, delivery and performance by Parent and Merger Subsidiary of this Agreement and the consummation by Parent and Merger Subsidiary of the transactions contemplated hereby do not and will not (i) violate the certificate of incorporation or bylaws of Parent or Merger Subsidiary, (ii) assuming compliance with the matters referred to in Section 4.03, violate any applicable law, rule, regulation, judgment, injunction, order or decree, (iii) require any consent or other action by any person under, constitute a default under, or give rise to any right of termination, cancellation or acceleration of any right or obligation of Parent or any of its subsidiaries or to a loss of any benefit to which Parent or any of its subsidiaries is entitled under any provision of any agreement or other instrument binding upon Parent or any of its subsidiaries or any license, franchise, permit, certificate, approval or other similar authorization affecting, or relating in any way to, the assets or business of Parent or any of its subsidiaries or (iv) result in the creation or imposition of any Lien on any asset of Parent or any of its subsidiaries except, in the case of clauses (ii),
(iii) and (iv), for such matters as would not, individually or in the aggregate, have a material adverse effect on Parent or materially impair the ability of Parent to consummate the transactions contemplated by this Agreement.

         SECTION 4.05. Capitalization. (a) The authorized capital stock of Parent consists of 1,200,000,000 shares of Parent Stock, and 5,400,000 shares of preferred stock, $2.50 par value per share. No shares of preferred stock have been issued. As of September 30, 1997, there were outstanding 440,803,685 shares of Parent Stock and options to purchase an aggregate of 6,697,920 shares of Parent Stock at an average exercise price of $34.77 per share. All outstanding shares of capital stock of Parent have been duly authorized and validly issued and are fully paid and non-assessable.

          (b) The shares of Parent Stock to be issued as part of the Merger Consideration have been duly authorized and when issued and delivered in accordance with the terms of this Agreement, will have been validly issued and will be fully paid and non-assessable and the issuance thereof is not subject to any preemptive or other similar right.

         SECTION 4.06. SEC Filings. (a) Parent has delivered or made available to the Company (i) its annual report on Form 10-K for its fiscal year ended September 30, 1996 (the "PARENT 10-K"), (ii) its quarterly reports on Form 10-Q for its fiscal quarters ended after September 30, 1996, (iii) its proxy or information statements relating to meetings of or actions taken without a meeting by Parent's stockholders held since September 30, 1996, and (iv) all of its other reports, statements, schedules and registration statements filed with the SEC since September 30, 1996 (the documents referred to in this Section being referred to collectively as the "PARENT SEC FILINGS"). The Parent's quarterly report on Form 10-Q for its fiscal quarter ended June 30, 1997 is referred to herein as the "PARENT 10-Q".

          (b) As of its filing date, each Parent SEC Filing complied as to form in all material respects with the applicable requirements of the 1933 Act and the 1934 Act.

          (c) As of its filing date, each Parent SEC Filing filed pursuant to the 1934 Act did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

          (d) Each such registration statement as amended or supplemented, if applicable, filed pursuant to the 1933 Act did not, as of the date such statement or amendment became effective, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

         SECTION 4.07. Financial Statements. The audited consolidated financial statements and unaudited consolidated interim financial statements of Parent included in the Parent SEC Filings fairly present, in conformity with generally accepted accounting principles applied on a consistent basis (except as may be indicated in the notes thereto), the consolidated financial position of Parent and its subsidiaries as of the dates thereof and their consolidated results of operations and cash flows for the periods then ended (subject to normal year-end adjustments and the absence of footnote disclosure in the case of any unaudited interim financial statements). For purposes of this Agreement, "PARENT BALANCE SHEET" means the consolidated balance sheet of Parent as of June 30, 1997 set forth in the Parent 10-Q and "PARENT BALANCE SHEET DATE" means June 30, 1997.

         SECTION 4.08. Disclosure Documents. (a) The registration statement of Parent to be filed with the SEC with respect to the offering of Parent Stock in connection with the Merger (the "REGISTRATION STATEMENT") and any amendments or supplements thereto will, when filed, comply as to form in all material respects with the applicable requirements of the 1933 Act. At the time the Registration Statement or any amendment or supplement thereto becomes effective and at the Effective Time, the Registration Statement, as amended or supplemented, if applicable, shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements contained therein not misleading. The foregoing representations and warranties will not apply to statements or omissions included in the Registration

Statement or any amendment or supplement thereto based upon information furnished to Parent or Merger Subsidiary by the Company for use therein.

          (b) None of the information furnished or to be furnished by Parent to the Company for use in (or incorporation by reference in) the Company Proxy Statement or any amendment or supplement thereto will contain, at the time the Company Proxy Statement or any amendment or supplement thereto is first mailed to stockholders of the Company or at the time the stockholders vote on the approval of this Agreement and the Merger, any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements contained therein, in the light of the circumstances under which they were made, not misleading.

         SECTION 4.09. Absence of a Material Adverse Change. Since the Parent Balance Sheet Date, the business of Parent and its subsidiaries has been conducted in the ordinary course consistent with past practices, and there has not been any event, occurrence, development or state of circumstances or facts which would, individually or in the aggregate, have a material adverse effect on Parent.

         SECTION 4.10. No Undisclosed Material Liabilities. There are no liabilities of Parent or any of its subsidiaries of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, and there is no existing condition, situation or set of circumstances which could reasonably be expected to result in such a liability, other than:

         (a) liabilities or obligations provided for in the Parent Balance Sheet or disclosed in the notes thereto;

         (b) other liabilities or obligations (including, without limitation, liabilities and obligations incurred in the ordinary course of business), which would not, individually or in the aggregate, have a material adverse effect on Parent; and

         (c) liabilities or obligations under this Agreement.

         SECTION 4.11. Compliance with Laws and Court Orders. Parent and each of its subsidiaries is and has been in compliance with, and to the knowledge of Parent, is not under investigation with respect to and has not been threatened to be charged with or given notice of any violation of, any applicable law, rule, regulation, judgment, injunction, order or decree, except for such matters as would not, individually or in the aggregate, have a material adverse effect on Parent.

         SECTION 4.12. Litigation. Except as set forth in the Parent SEC Filings prior to the date hereof, there is no action, suit, investigation, audit or proceeding pending against, or to the knowledge of Parent threatened against or affecting, Parent or any of its subsidiaries or any of their respective properties before any court or arbitrator or any governmental body, agency or official which would reasonably be expected to have, individually or in the aggregate, a material adverse effect on Parent.

         SECTION 4.13. Stock Ownership. As of the date of this Agreement, Parent does not, directly or indirectly, beneficially own any shares of Company Stock other than shares of Company Stock, if any, held in employee benefit plans.

         SECTION 4.14. Finders' Fees. No investment banker, broker, finder or other intermediary who might be entitled to any fee or commission in connection with the transactions contemplated by this Agreement has been retained by or is authorized to act on behalf of Parent or any of its subsidiaries.

                                    ARTICLE 5
                            COVENANTS OF THE COMPANY

         The Company agrees that:

         SECTION 5.01. Conduct of the Company. The Company agrees that from the date hereof until the Effective Time, except with the prior written consent of Parent, the Company and its subsidiaries shall conduct their business in the ordinary course consistent with past practice and shall use their reasonable best efforts to preserve intact their business organizations and relationships with third parties and to keep available the services of their present officers and employees. Without limiting the generality of the foregoing, from the date hereof until the Effective Time:

         (a) the Company will not adopt or propose any change in its certificate of incorporation or bylaws;

         (b) the Company will not, and will not permit any of its subsidiaries to, merge or consolidate with any other person or acquire a material amount of assets of any other person;

         (c) the Company will not, and will not permit any of its subsidiaries to, sell, lease, license or otherwise dispose of any material assets or property except

(i) pursuant to existing contracts or commitments and (ii) in the ordinary course consistent with past practice;

          (d) the Company will not, and will not permit any of its subsidiaries, to take any action that would make any representation and warranty of the Company hereunder materially inaccurate in any respect at, or as of any time prior to, the Effective Time;

          (e) the Company will not, and will not permit any of its subsidiaries to enter into any licensing agreement or other similar arrangement with respect to any Company Intellectual Property Right; or

         (f) the Company will not, and will not permit any of its subsidiaries to, agree or commit to do any of the foregoing.

         SECTION 5.02. Stockholder Meeting; Proxy Material. The Company shall cause a meeting of its stockholders (the "COMPANY STOCKHOLDER MEETING") to be duly called and held as soon as reasonably practicable for the purpose of voting on the approval of this Agreement and the Merger. In connection with such meeting, the Company will (i) subject to Section 5.03(b), recommend approval and adoption of this Agreement and the Merger by the Company's stockholders, (ii) promptly prepare and file with the SEC, use its reasonable best efforts to have cleared by the SEC and thereafter mail to its stockholders as promptly as practicable the Company Proxy Statement and all other proxy materials for such meeting, (iii) use its reasonable best efforts to obtain the necessary approvals by its stockholders of this Agreement and the transactions contemplated hereby and (iv) otherwise comply with all legal requirements applicable to such meeting.

         SECTION 5.03. No Solicitation. (a) The Company shall not, nor shall it permit any of its subsidiaries to, nor shall it authorize or permit any officer, director or employee of or any investment banker, attorney or other advisor or representative of the Company or any of its subsidiaries to, directly or indirectly, (i) solicit, initiate or knowingly encourage the submission of any Takeover Proposal or (ii) participate in any discussions or negotiations regarding, or furnish to any person any information with respect to the Company or take any other action to facilitate any inquiries or the making of any proposal that constitutes or may reasonably be expected to lead to a Takeover Proposal; provided, however, that if the Board of Directors of the Company determines in good faith, based on the advice of outside counsel, that it is necessary to do so in order to comply with its fiduciary duties to the Company's stockholders under applicable law, the Company may in response to any bona fide, written or publicly announced Takeover Proposal which was not solicited by it and which did not otherwise result from a breach of this Section, and subject to providing prior written notice of its decision to take such action to Parent and compliance with Section 5.03(c), (x) furnish information with respect to the Company pursuant to a customary confidentiality agreement (as determined by the Company based on the advice of its outside counsel) and (y) participate in negotiations regarding such Takeover Proposal. For purposes of this Agreement, "TAKEOVER PROPOSAL" means any proposal or offer for, or any expression of interest (by public announcement or otherwise) by any person other than Parent or its affiliates in, a merger or other business combination involving the Company or any of its subsidiaries or any proposal or offer to acquire in any manner (including through a joint venture with the Company), directly or indirectly, an equity interest in not less than 30% of the outstanding voting securities of the Company, or assets representing not less than 30% of the annual revenues or net earnings of, the Company and its subsidiaries, taken as a whole.

          (b) Except as expressly permitted by this Section, neither the Board of Directors of the Company nor any committee thereof shall (i) withdraw or modify, or propose to withdraw or modify, in a manner adverse to Parent or Merger Subsidiary, the approval or recommendation by such Board of Directors or any such committee of the Merger or this Agreement, (ii) approve or recommend, or propose publicly to approve or recommend, any Takeover Proposal or (iii) cause the Company or any of its subsidiaries to enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement (each, an "ACQUISITION AGREEMENT") with respect to any Takeover Proposal. Notwithstanding the foregoing, the Board of Directors of the Company, to the extent that it determines in good faith, based on the advice of outside counsel, that in light of a Superior Proposal it is necessary to do so in order to comply with its fiduciary duties to the Company' stockholders under applicable law, may terminate this Agreement solely in order to concurrently enter into an Acquisition Agreement with respect to any Superior Proposal, but only at a time that is after the fifth business day following Parent's receipt of written notice advising Parent that the Board of Directors of the Company is prepared to accept a Superior Proposal, specifying the material terms and conditions of such Superior Proposal and identifying the person making such Superior Proposal. For purposes of this Agreement, a "SUPERIOR PROPOSAL" means any bona fide Takeover Proposal on terms which the Board of Directors of the Company determines in its good faith reasonable judgment, based on the written opinion of McDonald & Company or another financial advisor of nationally recognized reputation (which opinion shall be provided promptly to Parent), to be more favorable to the Company's stockholders than the Merger and for which financing, to the extent required, is then committed. Nothing contained herein shall prohibit the Company from taking and disclosing to its stockholders a position contemplated by Rule 14e-2(a) promulgated under the 1934 Act.

          (c) In addition to the obligations of the Company set forth in paragraphs (a) and (b) of this Section, the Company shall immediately advise Parent orally and in writing of any request for information or of any Takeover Proposal, or any inquiry with respect to or which could lead to any Takeover Proposal, the material terms and conditions of such request, Takeover Proposal or inquiry, and the identity of the person making any such Takeover Proposal or inquiry and shall keep Parent fully informed of the status and material details of any such Takeover Proposal, inquiry or request.

         SECTION 5.04. Access to Information; Confidentiality. (a) From the date hereof until the Effective Time, the Company will give Parent, its counsel, financial advisors, auditors and other authorized representatives reasonable access to the offices, properties, books and records of the Company and its subsidiaries and such financial and operating data and other information as such persons may reasonably request and will instruct the Company's employees, counsel and financial advisors to cooperate with Parent in its investigation of the business of the Company and its subsidiaries; provided that no investigation pursuant to this Section shall affect any representation or warranty given by the Company to Parent hereunder. If as a result of any such investigation, Parent concludes that the Company has breached any of its representations and warranties hereunder, it will so notify the Company; provided, however that failure by Parent to so notify the Company will not affect any of the rights or obligations hereunder of any of the parties hereto. Without limiting the foregoing, such failure will not operate as a waiver of any of Parent's rights under this Agreement, including, without limitation, Parent's right to refuse to close pursuant to Section 8.02(a) or Parent's right to terminate pursuant to
Section 9.01.

         (b) Prior to the Effective Time and after any termination of this Agreement, Parent will hold, and will use its reasonable best efforts to cause its officers, directors, employees, accountants, counsel, consultants, advisors and agents to hold, in confidence, unless compelled to disclose by judicial or administrative process or by other requirements of law, all confidential documents and information concerning the Company and its subsidiaries furnished to Parent in connection with the transactions contemplated by this Agreement, except to the extent that such information can be shown to have been (a) previously known on a nonconfidential basis by Parent, (b) in the public domain through no fault of Parent, (c) independently developed by Parent without reference to Company information or (d) later lawfully acquired by Parent from sources other than the Company, which sources Parent believed, after reasonable inquiry, not to be prohibited from disclosing such information by a contractual, legal or fiduciary obligation; provided that Parent may disclose such information to its officers, directors, employees, accountants, counsel, consultants, advisors and agents in connection with the transactions contemplated by this Agreement so long as such persons are informed by Parent of the confidential nature of such information and are directed by Parent to treat such information confidentially. The obligation of Parent to hold any such information in confidence shall be satisfied if it exercises the same care with respect to such information as it would take to preserve the confidentiality of its own similar information. If this Agreement is terminated, Parent will, and will use its reasonable best efforts to cause its officers, directors, employees, accountants, counsel, consultants, advisors and agents to, destroy or deliver to the Company, upon request, all documents and other materials, and all copies thereof, obtained by it or on its behalf from the Company in connection with this Agreement that are subject to such confidence.

         (c) Simultaneously with the execution of this Agreement, the parties agree that the confidentiality agreement dated June 23, 1997 between Parent and the Company will terminate.

                                    ARTICLE 6
                               COVENANTS OF PARENT

         Parent agrees that:

         SECTION 6.01. Obligations of Merger Subsidiary. Parent will take all action necessary to cause Merger Subsidiary to perform its obligations under this Agreement and to consummate the Merger on the terms and conditions set forth in this Agreement.

         SECTION 6.02. Voting of Shares. Parent agrees to vote all shares of Company Stock beneficially owned by it in favor of adoption of this Agreement at the Company Stockholder Meeting.

         SECTION 6.03. Director and Officer Liability. (a) For six years after the Effective Time, Parent will indemnify and hold harmless the present and former officers and directors of the Company and its subsidiaries in respect of acts or omissions occurring prior to the Effective Time to the extent provided under the Company's certificate of incorporation and bylaws in effect on the date hereof; provided, however, that if any claim or claims are asserted or made within such six-year period, all rights to indemnification in respect of such claims shall continue until the final disposition of any and all such claims. For six years after the Effective Time, Parent will cause the Surviving Corporation to use its best efforts to provide officers' and directors' liability insurance in respect of acts or omissions occurring prior to the Effective Time covering each such person currently covered by the Company's officers' and directors' liability insurance policy on terms with respect to coverage and amount no less favorable than those of such policy in effect on the date hereof; provided that in satisfying its obligation under this Section, Parent shall not be obligated to cause the Surviving Corporation to pay premiums in excess of 150% of the amount per annum the Company paid in the 12 months ended December 31, 1996, which amount has been disclosed by the Company to Parent prior to the date of this Agreement.

         (b) Parent shall cause the Surviving Corporation to keep in effect in its by-law or charter provisions for a period of not less than six years after the Effective Time (or, in the case of matters occurring prior to the Effective Time which have not been resolved prior to the sixth anniversary of the Effective Time, until such matters are finally resolved) which provide for exculpation of director and officer liability and indemnification (and advancement of expenses related thereto) of the past and present officers and directors of the Company in respect of acts or omissions occurring prior to the Effective Time to the fullest extent permitted by the TBCA which provisions shall not be amended except as required by applicable law or except to make changes permitted by law that would enhance the rights of past or present officers and directors to indemnification or advancement of expenses in respect of acts or omissions occurring prior to the Effective Time.

         (c) If, after the Effective Time, Parent or Surviving Corporation or any of their respective successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers all or substantially all of its properties and assets to any person, then, in each such case, proper provisions shall be made so that the successors and assigns of Parent or Surviving Corporation, as the case may be, shall assume all of the obligations set forth in this Section. The provisions of this Section are intended for the benefit of and shall be enforceable by each person who is now or has been at any time prior to the date of this Agreement, or who becomes prior to the Effective Time, an officer or director of the Company or any of its subsidiaries.

         SECTION 6.04. Registration Statement; Form S-8. Parent shall promptly prepare and file with the SEC under the 1933 Act the Registration Statement (and Registration Statements on Form S-8 as necessary to register shares of Parent Stock underlying Substitute Options), and shall use its reasonable best efforts to cause the Registration Statement (and such Registration Statements on Form S-8) to be declared effective by the SEC as promptly as practicable. Parent shall promptly take any action required to be taken under foreign or state securities or Blue Sky laws in connection with the issuance of Parent Stock in the Merger or pursuant to Substitute Options.

         SECTION 6.05. Stock Exchange Listing. Parent shall use its reasonable best efforts to cause the shares of Parent Stock to be issued in connection with the Merger (and the shares of Parent Stock underlying Substitute Options) to be listed on the NYSE, subject to official notice of issuance.

                                    ARTICLE 7
                       COVENANTS OF PARENT AND THE COMPANY

         The parties hereto agree that:

         SECTION 7.01. Reasonable Best Efforts. Subject to the terms and conditions of this Agreement, each party will use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate the transactions contemplated by this Agreement.

         SECTION 7.02. Certain Filings. The Company and Parent shall cooperate with one another (i) in connection with the preparation of the Company Proxy Statement and the Registration Statement, (ii) in determining whether any action by or in respect of, or filing with, any governmental body, agency, official, or authority is required, or any actions, consents, approvals or waivers are required to be obtained from parties to any material contracts, in connection with the consummation of the transactions contemplated by this Agreement and
(iii) in taking such actions or making any such filings, furnishing information required in connection therewith or with the Company Proxy Statement or the Registration Statement and seeking timely to obtain any such actions, consents, approvals or waivers.

         SECTION 7.03. Public Announcements. Parent and the Company will consult with each other before issuing any press release or making any public statement with respect to this Agreement or the transactions contemplated hereby and, except as may be required by applicable law or any listing agreement with any national securities exchange, will not issue any such press release or make any such public statement prior to such consultation.

         SECTION 7.04. Further Assurances. At and after the Effective Time, the officers and directors of the Surviving Corporation will be authorized to execute and deliver, in the name and on behalf of the Company or Merger Subsidiary, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of the Company or Merger Subsidiary, any other actions and things to vest, perfect or confirm of record or otherwise in the Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets of the Company acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger.

         SECTION 7.05. Notices of Certain Events. Each of the Company and Parent shall promptly notify the other party hereto of:

         (a) any notice or other communication from any person alleging that the consent of such person is or may be required in connection with the transactions contemplated by this Agreement;

          (b) any notice or other communication from any governmental or regulatory agency or authority in connection with the transactions contemplated by this Agreement; and

         (c) any breach of a representation or warranty given by such party.

         SECTION 7.06. Tax-free Reorganization. (a) Prior to the Effective Time, each party shall use its reasonable efforts to cause the Merger to qualify as a reorganization qualifying under the provision of Section 368(a)(2)(E) of the Code.

          (b) The Company shall use reasonable best efforts to obtain the opinion referred to in Section 8.03(b).

         SECTION 7.07. Rule 145 Affiliates. Within 45 days following the date of this Agreement, the Company shall deliver to Parent a letter identifying all known persons who may be deemed affiliates of the Company under Rule 145 of the 1933 Act. The Company shall use its reasonable best efforts to obtain prior to the Effective Time a written agreement from each person who may be so deemed, substantially in the form of Exhibit A hereto.

                                    ARTICLE 8
                            CONDITIONS TO THE MERGER

         SECTION 8.01. Conditions to the Obligations of Each Party. The obligations of the Company, Parent and Merger Subsidiary to consummate the Merger are subject to the satisfaction of the following conditions:

         (a) this Agreement and the Merger shall have been approved by the stockholders of the Company in accordance with the TBCA;

         (b) any applicable waiting period under the HSR Act relating to the Merger shall have expired or been terminated;

         (c) no provision of any applicable law or regulation and no judgment, injunction, order or decree shall prohibit the consummation of the Merger;

         (d) the Registration Statement shall have been declared effective and no stop order suspending the effectiveness of the Registration Statement shall be in effect and no proceedings for such purpose shall be pending before or threatened by the SEC; and

         (e) the shares of Parent Stock to be issued in the Merger (as well as the shares of Parent Stock to be issued upon exercise of Substitute Options) shall have been approved for listing on the NYSE, subject to official notice of issuance, if applicable.

         SECTION 8.02. Conditions to the Obligations of Parent and Merger Subsidiary. The obligations of Parent and Merger Subsidiary to consummate the Merger are subject to the satisfaction of the following further conditions:

         (a) the Company shall have performed in all material respects all of its obligations hereunder required to be performed by it at or prior to the Effective Time, and the representations and warranties of the Company contained in this Agreement and in any certificate or other writing delivered by the Company pursuant hereto shall be true in all material respects at and as of the Effective Time as if made at and as of such time; and

         (b) Ronald G. Canada and Kenneth R. Piety shall have entered into employment agreements with the Company in form and substance reasonably satisfactory to Parent.

         SECTION 8.03. Conditions to the Obligations of the Company. The obligations of the Company to consummate the Merger are subject to the satisfaction of the following further conditions:

         (a) each of Parent and Merger Subsidiary shall have performed in all material respects all of its obligations hereunder required to be performed by it at or prior to the Effective Time, and the representations and warranties of Parent and Merger Subsidiary contained in this Agreement and in any certificate or other writing delivered by Parent or Merger Subsidiary pursuant hereto shall be true in all material respects at and as of the Effective Time as if made at and as of such time; and

          (b) the Company shall have received an opinion of Jones, Day, Reavis & Pogue in form and substance reasonably satisfactory to the Company, on the basis of certain facts, representations and assumptions set forth in such opinion, dated the Effective Time, to the effect that the Merger will be treated for federal income tax purposes as a reorganization qualifying under the provisions of Section 368(a) of the Code and that each of Parent, Merger Subsidiary and the Company will be a party to the reorganization within the meaning of Section 368(b) of the Code. In rendering such opinion, such counsel shall be entitled to rely upon certain representations from the Company and certain shareholders of the Company, in each case in form and substance reasonably satisfactory to such counsel, and upon representations from Parent, substantially in the form of Exhibit B hereto.

                                    ARTICLE 9
                                   TERMINATION

         SECTION 9.01. Termination. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time (notwithstanding any approval of this Agreement by the Board of Directors of the Company or Parent or the stockholders of the Company):

         (a) by mutual written agreement of the Company and Parent;

         (b) by either the Company or Parent, if

                  (i) the Merger has not been consummated on or before April 30, 1998; provided that the right to terminate this Agreement pursuant to this Section shall not be available to any party whose breach of any provision of this Agreement results in the failure of the Merger to be consummated by such time;

                  (ii) there shall be any law or regulation that makes consummation of the Merger illegal or otherwise prohibited or if any judgment, injunction, order or decree enjoining any party from consummating the Merger is entered and such judgment, injunction, order or decree shall have become final and non-appealable; or

                  (iii) this Agreement shall not have been approved and adopted in accordance with the TBCA by the Company's stockholders at the Company Stockholder Meeting (including any adjournment thereof); or

         (c) by the Company in accordance with Section 5.03(b); provided that in order for the termination of this Agreement pursuant to this paragraph (c) to be deemed effective, the Company shall have complied with all provisions of Section 5.03, including the notice provisions therein.

         (d) by Parent if there is a breach of any representation, warranty, covenant or agreement of the Company, which breach cannot be cured and would cause the conditions set forth in Section 8.02(a) to be incapable of being satisfied.

         (e) by the Company if there is a breach of any representation, warranty, covenant or agreement of Parent, which breach cannot be cured and would cause the conditions set forth in Section 8.03(a) to be incapable of being satisfied.

The party desiring to terminate this Agreement pursuant to this Section (other than pursuant to Section 9.01(a)) shall give notice of such termination to the other party.

         SECTION 9.02. Effect of Termination. If this Agreement is terminated pursuant to Section 9.01, this Agreement shall become void and of no effect with no liability on the part of any party hereto, except that (i) the agreements contained in Sections 5.04(b), 10.04, 10.06, 10.07 and 10.08 shall survive the termination hereof and (ii) no such termination shall release any party of any liabilities or damages resulting from any willful or grossly negligent breach by that party of any provision of this Agreement.

                                   ARTICLE 10
                                  MISCELLANEOUS

         SECTION 10.01. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission) and shall be given,

         if to Parent or Merger Subsidiary, to:

                  Emerson Electric Co.
                  8000 W. Florissant Ave.
                  P.O. Box 4100
                  St. Louis, Missouri 63136
                  Fax: (314) 553-3851
                  Attention: Robert M. Levy

         with a copy to:

                  Davis Polk & Wardwell
                  450 Lexington Avenue
                  New York, New York 10017
                  Fax: (212) 450-4800
                  Attention: Christopher Mayer, Esq.

         if to the Company, to:

                  Computational Systems, Incorporated
                  835 Innovation Drive
                  Knoxville, Tennessee 37932
                  Fax: (423) 675-5532
                  Attention: Ronald G. Canada

         with a copy to:

                  Jones, Day, Reavis & Pogue
                  901 Lakeside Avenue
                  Cleveland, Ohio 44114
                  Fax: (216) 579-0212
                  Attention: Christopher M. Kelly, Esq.

or such other address or fax number as such party may hereafter specify for the purpose by notice to the other parties hereto. All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5 p.m. in the place of receipt and such day is a business day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding business day in the place of receipt.

         SECTION 10.02. Survival of Representations and Warranties. The representations and warranties contained herein and in any certificate or other writing delivered pursuant hereto shall not survive the Effective Time. This

Section shall not limit any covenant or agreement of the parties hereto, which by its terms contemplates performance after the Effective Time.

         SECTION 10.03. Amendments; No Waivers. (a) Any provision of this Agreement may be amended or waived prior to the Effective Time if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement or in the case of a waiver, by the party against whom the waiver is to be effective; provided that after the approval of this Agreement by the stockholders of the Company, there shall be made no amendment that by law requires the further approval of the stockholders of the Company.

          (b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

         SECTION 10.04. Expenses. (a) Except as otherwise provided in this Section, all costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.

          (b) The Company agrees to pay Parent in immediately available funds by wire transfer an amount equal to the sum of Parent's reasonable out-of-pocket expenses incurred in connection with this transaction (but not to exceed $1 million) and an amount equal to $5 million promptly, but in no event later than two business days, after the termination of this Agreement pursuant to (A)
Section 9.01(b)(iii); provided that a Takeover Proposal shall have been publicly announced at any time prior to the date of the Company's stockholder vote or (B)
Section 9.01(c).

         SECTION 10.05. Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of each other party hereto, except that Parent or Merger Subsidiary may transfer or assign, in whole or from time to time in part, to one or more of their affiliates, the right to enter into the transactions contemplated by this Agreement, but any such transfer or assignment will not relieve Parent or Merger Subsidiary of its obligations hereunder.

         SECTION 10.06. Governing Law. This Agreement shall be governed by and construed in accordance with the law of the State of Delaware.

         SECTION 10.07. Jurisdiction. Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby may be brought in any federal court located in the State of Delaware or any Delaware state court, and each of the parties hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient form. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 10.01 shall be deemed effective service of process on such party.

         SECTION 10.08. Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

         SECTION 10.09. Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto. No provision of this Agreement is intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

         SECTION 10.10. Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter of this Agreement and supersedes all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter hereof and thereof.

         SECTION 10.11. Third Party Beneficiaries. Except for the agreements set forth in Article 1 and Section 6.03, nothing in this Agreement, express or implied, is intended or shall be construed to create any third party beneficiaries.

         SECTION 10.12. Captions. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

         SECTION 10.13. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any parts. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

         SECTION 10.14. Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof in addition to any other remedy to which they are entitled at law or in equity.

         SECTION 10.15.  Definitions and Usage.  (a) For purposes of this
Agreement:

         "AFFILIATE" means, with respect to any person, any other person directly or indirectly controlling, controlled by, or under common control with such person.

         "KNOWLEDGE" of any person which is not an individual means the knowledge of such person's officers after reasonable inquiry.

         "MATERIAL ADVERSE EFFECT" means, when used in connection with Parent or the Company, any change, effect, event, occurrence or state of facts that has had, or would reasonably be expected to have, a material adverse effect on the business, operations, assets, liabilities, condition (financial or otherwise) or results of operations of Parent and its subsidiaries, taken as a whole, or the Company and its subsidiaries, taken as a whole, as the case may be.

         "OFFICER" means in the case of Parent and the Company, any executive officer of Parent or the Company, as applicable, within the meaning of Rule 3b-7 of the 1934 Act.

         "PERSON" means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

         "SUBSIDIARY" means, with respect to any person, any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at any time directly or indirectly owned by such person.

         A reference in this Agreement to any statute shall be to such statute as amended from time to time, and to the rules and regulations promulgated thereunder.

         (b) Each of the following terms is defined in the Section set forth opposite such term:

TERM                                                                   SECTION
----                                                                   -------
1933 Act...............................................                3.03
1934 Act...............................................                3.03
Acquisition Agreement..................................                5.03(b)
Articles of Merger.....................................                1.01(b)
Certificate of Merger..................................                1.01(b)
Certificates...........................................                1.03(a)
Code...................................................                1.04
Company................................................                preamble
Company 10-K...........................................                3.06(a)
Company 10-Q...........................................                3.07(a)
Company Balance Sheet..................................                3.08
Company Balance Sheet Date.............................                3.08
Company Employee Plan..................................                3.16(a)
Company Intellectual Property Rights...................                3.19
Company Proxy Statement................................                3.09(a)
Company Returns........................................                3.15
Company SEC Filings....................................                3.07(a)
Company Stock..........................................                1.02(a)
Company Stockholder Meeting............................                5.02
DGCL...................................................                1.01(a)
Effective Time.........................................                1.01(b)
Environmental Laws.....................................                3.17(c)
Environmental Permits..................................                3.17(c)
ERISA..................................................                3.16(a)
Exchange Agent.........................................                1.03(a)
GAAP...................................................                3.15
HSR Act................................................                3.03
Lien...................................................                3.04
Merger.................................................                1.01(a)

TERM                                                                  SECTION
----                                                                  -------
Merger Consideration...................................                1.02(a)
Merger Subsidiary......................................                preamble
NYSE...................................................                1.02(a)
Parent.................................................                preamble
Parent 10-K............................................                4.06(a)
Parent 10-Q............................................                4.06(a)
Parent Balance Sheet...................................                4.07
Parent Balance Sheet Date..............................                4.07
Parent SEC Filings.....................................                4.06(a)
Parent Stock...........................................                1.02(a)
Registration Statement.................................                4.08(a)
SEC....................................................                3.07(a)
Stock Price............................................                1.02(a)
Substitute Option......................................                1.04
Superior Proposal......................................                5.03(b)
Surviving Corporation..................................                1.01(a)
Takeover Proposal......................................                5.03(a)
TBCA...................................................                1.01(a)

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                            EMERSON ELECTRIC CO.

                            By: /s/ Robert M. Levy
                               ---------------------------------------
                               Robert M. Levy

                               Assistant Vice President-Development

                            EMERSUB LVII, INC.

                            By: /s/ Robert M. Levy
                               ---------------------------------------
                               Robert M. Levy
                               President

                            COMPUTATIONAL SYSTEMS,
                               INCORPORATED

                            By: /s/ Ronald G. Canada
                               ---------------------------------------
                               Ronald G. Canada
                               Chairman of the Board and Chief
                               Executive Officer

                                                                       EXHIBIT A

                               AFFILIATE'S LETTER

                   (______________________________________)

                                                              ____________, 1997

Emerson Electric Co.
8000 W. Florissant Ave.
P.O. Box 4100
St. Louis, Missouri 63136

Computational Systems, Incorporated
835 Innovation Drive
Knoxville, Tennessee 37932

Ladies and Gentlemen:

         The undersigned has been advised that as of the date of this letter the undersigned may be deemed to be an "affiliate" of Computational Systems, Incorporated, a Tennessee corporation ("COMPANY"), as the term "affiliate" is defined for purposes of paragraphs (c) and (d) of Rule 145 of the rules and regulations (the "RULES AND REGULATIONS") of the Securities and Exchange Commission (the "COMMISSION") under the Securities Act of 1933, as amended (the "ACT"). Pursuant to the terms of the Agreement and Plan of Merger dated as of October 17, 1997 (the "AGREEMENT") among the Company, Emerson Electric Co., a Missouri corporation ("PARENT"), and Emersub LVII, Inc., a Delaware corporation and a wholly owned subsidiary of Parent ("MERGER SUBSIDIARY"), Merger Subsidiary will be merged with and into Company with Company to be the surviving corporation in the merger (the "MERGER").

         As a result of the Merger, the undersigned will receive shares of Common Stock, $.50 par value per share, of Parent (the "PARENT COMMON STOCK") in exchange for shares owned by the undersigned of Common Stock, no par value per share, of Company (the "COMPANY COMMON STOCK").

         The undersigned represents, warrants and covenants to Parent and Company that as of the date the undersigned receives any Parent Common Stock as a result of the Merger:

           A. The undersigned shall not make any sale, transfer or other disposition of the Parent Common Stock in violation of the Act or the Rules and Regulations.

           B. The undersigned has carefully read this letter and the Agreement and discussed the requirements of such documents and other applicable limitations upon the undersigned's ability to sell, transfer or otherwise dispose of the Parent Common Stock to the extent the undersigned felt necessary with the undersigned's counsel or counsel for Company.

           C. The undersigned has been advised that the issuance of Parent Common Stock to the undersigned pursuant to the Merger will be registered with the Commission under the Act on a Registration Statement on Form S-4. However, the undersigned has also been advised that, since at the time the Merger is submitted for a vote of the stockholders of Company, the undersigned may be deemed to be an affiliate of Company, the undersigned may not sell, transfer or otherwise dispose of the Parent Common Stock issued to the undersigned in the Merger unless (i) such sale, transfer or other disposition has been registered under the Act, (ii) such sale, transfer or other disposition is made in conformity with Rule 145 promulgated by the Commission under the Act, or (iii) in the opinion of counsel reasonably acceptable to Parent, or pursuant to a "no action" letter obtained by the undersigned from the staff of the Commission, such sale, transfer or other disposition is otherwise exempt from registration under the Act; provided, however, that in any such case, such sale, assignment or transfer shall only be permitted if, in the opinion of counsel for Parent, such transaction would not have, directly or indirectly, any adverse consequences for Parent with respect to the treatment of the Merger for tax purposes.

           D. The undersigned understands that Parent is under no obligation to register the sale, transfer or other disposition of the Parent Common Stock by the undersigned or on the undersigned's behalf under the Act or to take any other action necessary in order to enable such sale, transfer or other disposition by the undersigned in compliance with an exemption from such registration.

           E. The undersigned also understands that there will be placed on the certificates for the Parent Common Stock issued to the undersigned or any substitution thereof, a legend stating in substance:

          "THE SECURITIES REPRESENTED BY THIS
          CERTIFICATE WERE ISSUED IN A TRANSACTION
          INVOLVING COMPUTATIONAL SYSTEMS,
          INCORPORATED TO WHICH RULE 145 PROMULGATED
          UNDER THE SECURITIES ACT OF 1933 APPLIES.  THE

         SECURITIES REPRESENTED BY THIS CERTIFICATE MAY BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF ONLY IN ACCORDANCE WITH THE TERMS OF A LETTER AGREEMENT BETWEEN THE REGISTERED HOLDER HEREOF AND PARENT, A COPY OF WHICH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICES OF PARENT."

           F. The undersigned also understands that unless the transfer by the undersigned of the undersigned's Parent Common Stock has been registered under the Act or is a sale made in conformity with the provisions of Rule 145 under the Act, Parent reserves the right to put the following legend on the certificates issued to the undersigned's transferee:

         "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND WERE ACQUIRED FROM A PERSON WHO RECEIVED SUCH SECURITIES IN A TRANSACTION INVOLVING COMPUTATIONAL SYSTEMS, INCORPORATED TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933 APPLIES. THE SECURITIES HAVE NOT BEEN ACQUIRED BY THE HOLDER WITH A VIEW TO, OR FOR RESALE IN CONNECTION WITH, ANY DISTRIBUTION THEREOF WITHIN THE MEANING OF THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR IN ACCORDANCE WITH AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933."

         It is understood and agreed that the legends set forth in paragraphs E and F above shall be removed by delivery of substitute certificates without such legend if (i) the securities represented thereby have been registered for sale by the undersigned under the 1933 Act or (ii) Parent has received either an opinion of counsel, which opinion and counsel shall be reasonably satisfactory to Parent, or a "no-action" letter obtained by the undersigned from the staff of the Commission, to the effect that the restrictions imposed by Rule 145 under the Act no longer apply to the undersigned.

         G. The undersigned further understands and agrees that the representations, warranties, covenants and agreements of the undersigned set forth herein are for the benefit of Parent, Company and the Surviving Corporation (as defined in the Merger Agreement) and will be relied upon by such entities and their respective counsel and accountants.

           H. The undersigned understands and agrees that this letter agreement shall apply to all shares of the capital stock of Parent and Company that are deemed to be beneficially owned by the undersigned pursuant to applicable federal securities laws.

         Execution of this letter should not be considered an admission on the part of the undersigned that the undersigned is an "affiliate" of Company as described in the first paragraph of this letter or as a waiver of any rights the undersigned may have to object to any claim that the undersigned is such an affiliate on or after the date of this letter.

                                            Very truly yours,

                                            By:
                                               -------------------------------
                                               Name:
                                               Title:

Accepted this ____ day of _________________, 1997.

EMERSON ELECTRIC CO.

By:
   -----------------------------------------------
     Name:
     Title:

                                                                       EXHIBIT B

                    PARENT CORPORATION REPRESENTATION LETTER

                                                                [Effective Time]

Jones, Day, Reavis & Pogue
599 Lexington Avenue
New York, NY 10022

Ladies and Gentlemen:

         In connection with the opinion to be delivered pursuant to Section 8.03(b) of the Agreement and Plan of Merger (the "AGREEMENT")(1) dated
October 17, 1997, among Emerson Electric Co., a Missouri corporation ("PARENT"), Emersub LVII, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent ("MERGER SUBSIDIARY"), and Computational Systems, Incorporated, a Tennessee corporation ("COMPANY"), the undersigned officers of Parent and Merger Subsidiary hereby certify and represent as to Parent and Merger Subsidiary that the facts relating to the merger (the "MERGER") of Merger Subsidiary with and into Company pursuant to the Agreement and as described in the Company Proxy Statement dated ________, 1997 (the "PROXY STATEMENT"), are true, correct and complete in all respects at the date hereof and will be true, correct and complete in all respects at the Effective Time and that:

           1. The consideration to be received in the Merger by holders of Company Stock was determined by arm's length negotiations between the managements of Parent and Company.

           2. Immediately after the Merger, to the knowledge of the management of Parent, Company will hold at least 90% of the fair market value of the net assets and at least 70% of the fair market value of the gross assets held by Merger Subsidiary and Company immediately prior to the Merger. For purposes of this representation, amounts paid by Company or Merger Subsidiary to pay expenses in connection with the Merger, and all redemptions and distributions (if any, except for regular, normal dividends) made by Company in contemplation of the

--------

         (1) References contained in this Certificate to the Agreement include, unless the context otherwise requires, each document attached as an exhibit or annex thereto.

Merger will be included as assets of Company or Merger Subsidiary, respectively, immediately prior to the Merger.

           3. Prior to the Merger, Parent will be in control of Merger Subsidiary within the meaning of Section 368(c) of the Internal Revenue Code of 1986, as amended (the "CODE"). Merger Subsidiary was formed in 1996, and at no time has or will Merger Subsidiary conduct any business activities or other operations of any kind other than the issuance of its stock to Parent prior to the Effective Time.

           4. Following the Merger, Parent has no present plan or intention to cause Company to issue additional shares of stock that would result in Parent losing control of Company within the meaning of Section 368(c) of the Code.

           5. Parent has no present plan or intention to liquidate Company, to merge Company with or into another corporation, to sell, exchange, transfer or otherwise dispose of any stock of Company or to cause Company to sell, exchange, transfer or otherwise dispose of a substantial portion of its assets, except for
(i) dispositions made in the ordinary course of business, (ii) transfers described in Section 368(a)(2)(C) of the Code, or (iii) asset dispositions to the extent that all such dispositions, sale, transfer or exchange of assets will not, in the aggregate, violate paragraph 2 of this letter.

           6. In the Merger, Merger Subsidiary will have no liabilities (other than immaterial liabilities, if any, related to its incorporation) assumed by Company and will not transfer to Company any assets subject to liabilities.

           7. Parent has no present plan or intention to cause Company, following the Merger, (i) to cease to operate its historic business or (ii) to cease to use a significant portion of its historic business assets in a business.

           8. Parent and Merger Subsidiary each will pay its or their own expenses, if any, incurred in connection with or as part of the Merger or related transactions. Neither Parent nor Merger Subsidiary has paid or will pay, directly or indirectly, any expenses (including transfer taxes) incurred by any holder of Company Stock in connection with or as part of the Merger or any related transactions. Except as otherwise provided under Section 6.03 of the Merger Agreement, neither Parent nor Merger Subsidiary has agreed to assume, nor will it directly or indirectly assume, any expense or other liability, whether fixed or contingent, of any holder of Company Stock.

          9. There is no intercorporate indebtedness existing between Parent and Company or between Merger Subsidiary and Company that was issued, acquired or will be settled at a discount.

          10. Neither Parent nor Merger Subsidiary is an "investment company" within the meaning of Section 368(a)(2)(F) of the Code.

          11. The payment of cash in lieu of fractional shares of Parent Stock in the Merger is solely for the purpose of avoiding the expense and inconvenience to Parent of issuing fractional shares and does not represent separately bargained-for consideration. The total cash consideration that will be paid in the Merger by Parent or the Merger Subsidiary to holders of Company Stock instead of issuing fractional shares of Parent Stock will not exceed 1% of the total consideration that will be issued in the Merger to holders of Company Stock. The fractional share interests of each holder of Company Stock will be aggregated and, to the knowledge of the management of Parent, no holder of Company Stock will receive cash in an amount equal to or greater than the value of one full share of Parent Stock.

          12. None of the employee compensation received by any shareholder-employees of Company is or will be separate consideration for, or allocable to, any of their shares of Company Stock to be surrendered in the Merger. None of the shares of Parent Stock to be received by any shareholder-employee of Company in the Merger is or will be separate consideration for, or allocable to, any employment, consulting or similar arrangement. Any compensation paid or to be paid to any shareholder of Company who will be an employee of or perform advisory services for Parent, Merger Subsidiary, Company, or any affiliate thereof after the Merger, will be determined by bargaining at arm's length.

          13. During the past 5 years, none of Parent or any subsidiary thereof has owned or owns, beneficially or of record, any class of stock of Company or any securities of Company or any instrument giving the holder the right to acquire any such stock or securities (other than the Stockholder Option Agreement between Parent and the Stockholder referred to therein).

          14. The Merger Agreement and the documents described in the Merger Agreement represent the entire understanding of Parent, Merger Subsidiary, and Company with respect to the Merger.

         15. Neither Parent nor Merger Subsidiary will take any position on any Federal, state or local income or franchise tax return, or take any other tax reporting position, that is inconsistent with the treatment of the Merger as a reorganization within the meaning of Section 368(a) of the Code, unless otherwise required by a "determination" (as defined in Section 1313(a)(1) of the Code) or by applicable state or local income or franchise tax law.

           16. Except pursuant to its pre-existing stock purchase program that was commenced prior to 1997 and is scheduled to terminate in 2001 (although such program may be extended by the board of directors of Parent), Parent has no present plan or intention to reacquire any of its stock issued in the transaction. Any stock reacquired pursuant to the stock purchase program will be acquired (1) in the open market or from brokers or dealers and, although such stock may include stock issued in the Merger, will not be knowingly acquired from any shareholder of the Company or (2) from shareholders (other than any shareholder of the Company) of Parent in privately negotiated transactions.

                                            Very truly yours,

                                            EMERSON ELECTRIC CO.

                                            By:
                                               ------------------------------
                                                 Name:
                                                 Title:

                                            EMERSUB LVII, INC.

                                            By:
                                               ------------------------------
                                                 Name:
                                                 Title: